Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(49,840,430)
Unrealized Gain (Loss) on Market Value of Futures	34,905,710
Dividend Income	141,355
Interest Income	431,454
ETF Transaction Fees	13,000
Total Income (Loss)	$(14,348,911)

Expenses
General Partner Management Fees	$207,145
Professional Fees	54,314
Brokerage Commissions	147,860
Non-interested Directors' Fees and Expenses	5,454
Prepaid Insurance Expense	2,607
NYMEX License Fee	5,179
SEC & FINRA Registration Expense	23,250
Total Expenses	$445,809
Net Income (Loss)	$(14,794,720)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/19	$314,560,373
Additions (9,600,000 Shares)	168,852,362
Withdrawals (1,300,000 Shares)	(24,044,761)
Net Income (Loss)	(14,794,720)

Net Asset Value End of Month	$444,573,254
Net Asset Value Per Share (26,284,588 Shares)	$16.91

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596